Exhibit 10.37

TERM SHEET

GUARANTEE AGREEMENT

Issued: May 31, 2023

Expiry Date: November 26, 2023

PARTIES:

Guarantor: J. Gottschalk & Associates

Borrower: Perfect Moment (Asia) limited

GUARANTEE DETAILS:

1. Guarantee Amount:

The Guarantor agrees to provide a guarantee in the form of a Standby Letter of Credit in favour of the Borrower’s Bank for a maximum amount of $1,000,000 (One Million US Dollars).

2. Annual Percentage Rate (APR):

The Guarantee shall carry an 8% Annual Percentage Rate (APR)

3. Guarantee Term :

The Guarantee shall be in effect from the issuance date, May 31, 2023, until the date of expiry as detailed above.

Should the Borrower no longer require the guarantee prior to the Expiry Date, the Borrower may notify the Guarantor that the Guarantee can be released early and the Guarantee Term will end with immediate effect of such notification.

By mutual agreement, the Expiry date of the guarantee may be extended4. Guarantee Purpose:

The Borrower may use the guarantee as security for the production of inventory via the HSBC facility

5. Repayment:

The Guarantor shall release the guarantee by November 26, 2023 and the Borrower will pay the Interest amounts due.

7. Default:

In the event of default, the Guarantor reserves the right to demand immediate repayment of the defaulted guarantee amount, including all accrued interest. Default may occur if the Borrower fails to meet the repayment terms or breaches any other material term of this agreement.

8. Governing Law:

This Guarantee Agreement shall be governed by and construed in accordance with the laws of the United Kingdom, and any legal disputes shall be settled in the courts of the United Kingdom.

9. Entire Agreement:

This term sheet constitutes the entire agreement between the parties and supersedes any prior agreements or understandings, whether written or oral.

10. Signatures:

Both parties acknowledge and accept the terms of this guarantee by signing below.

/s/ Timothy Roniger

Guarantor: On Behalf of J. Gottschalk & Associates

Name: Timothy Roniger

Title: Director

Date: Oct. 26, 2023

/s/ Rajeshree Bhosle

Borrower: On Behalf of Perfect Moment Asia Limited

Name: Rajeshree Bhosle

Title: Finance Director

Date: October 26, 2023